PRESS RELEASE


Contact:   David J. O'Connor
           Chief Executive Officer
           New England Bancshares, Inc.
           (860) 253-5200

              NEW ENGLAND BANCSHARES, INC. ANNOUNCES CASH DIVIDEND

         Enfield, Connecticut - February 11, 2008. New England Bancshares, Inc. (Nasdaq GM: NEBS) announced today that the Company's Board of Directors declared a cash dividend for the quarter ended December 31, 2007 of $0.03 per share. The cash dividend will be payable on March 17, 2008 to stockholders of record on February 27, 2008.

         New England Bancshares, Inc. is headquartered in Enfield, Connecticut, and operates Enfield Federal Savings and Loan Association with eight banking centers servicing the communities of Enfield, Manchester, Suffield, East Windsor, Ellington and Windsor Locks and Valley Bank with four banking centers serving the communities of Bristol, Terryville and Southington. For more information regarding Enfield Federal's products and services, please visit www.enfieldfederal.com and for more information regarding Valley Bank's products and services, please visit www.valleybankct.com.